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      Exhibit  11.1 - Computation of Earnings Per Common Share

                              Congoleum Corporation
                    Computation of EARNINGS Per COMMON Share
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      Years Ended December 31,
                                                                        -----------------------------------------------------
Basic Earnings Per Common Share:                                                1999             1998               1997
--------------------------------                                                ----             ----               ----
Income before extraordinary item                                               $4,928          $ 9,853             $7,020

Extraordinary item - early retirement of debt, net of income tax
benefit                                                                            --           (2,413)              (279)
                                                                               ------           ------             ------

Net income                                                                     $4,928           $7,440             $6,741
                                                                               ======           ======             ======

Weighted average common shares outstanding                                      8,699            9,038              9,837
                                                                               ======           ======             ======

Income per common share before extraordinary item                               $0.57            $1.09              $0.72

Extraordinary item                                                                 --            (0.27)             (0.03)
                                                                               ------           ------             ------

Net income per common share                                                     $0.57            $0.82              $0.69
                                                                               ======           ======             ======

Diluted Earnings Per Common Share:

Income before extraordinary item                                               $4,928           $9,853             $7,020

Extraordinary item - early retirement of debt, net of income tax
benefit                                                                            --           (2,413)              (279)
                                                                               ------           ------             ------

Net income                                                                     $4,928           $7,440             $6,741
                                                                               ======           ======             ======

Weighted average common shares outstanding                                      8,699            9,038              9,837

Effect of assumed exercise of dilutive stock options (1)                            0                0                  2
                                                                               ------           ------             ------

Weighted average common and common equivalent shares                            8,699            9,038              9,839
                                                                               ======           ======             ======

Income per common share before extraordinary item                               $0.57            $1.09              $0.72

Extraordinary item                                                                 --            (0.27)             (0.03)
                                                                               ------           ------             ------

Net income per common share                                                     $0.57            $0.82              $0.69
                                                                               ======           ======             ======
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(1)  Computed based on the Treasury Stock method.